UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

MYREXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way Salt Lake City, UT		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2013, Myrexis, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC informing the Company that the Nasdaq Staff has determined to utilize its discretionary authority and initiate proceedings to delist the Company’s securities from The Nasdaq Stock Market.  The Letter states that the Staff based their determination on their belief that the Company is a “public shell,” and the resignation of all the Company’s independent directors.  Further, as a result of the resignation of the Company’s independent directors, the Company no longer complies with the following: the majority independent board requirement set forth in Listing Rule 5605(b)(1); the audit committee composition requirement set forth in Listing Rule 5605(c)(2); the compensation committee requirements set forth in Listing Rule 5605(d); and the nominating committee requirements set forth in Listing Rule 5605(e).  Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on February 1, 2013.  The Company does not intend to request an appeal of this determination at this time.  Upon delisting, trading may continue to be conducted in the over the counter market, including on the OTC Bulletin Board or the OTC Link System, to the extent that one or more registered broker-dealers elect to publish quotations.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 22, 2013, the Company announced the resignation of the following directors effective immediately upon the appointment of Jonathan M. Couchman as a Class II director at 11:59 pm Eastern time on such date (as described below): Gerald P. Belle, Jason M. Aryeh, Robert Forrester, Timothy R. Franson, M.D., John T. Henderson, M.D., and Dennis H. Langer, M.D., J.D.

(c) & (d)                      On January 22, 2013, the Company’s Board of Directors (the “Board”) appointed Jonathan M. Couchman as a Class II director and as President and Chief Executive Officer, effective at 11:59 pm Eastern time on January 22, 2013. Mr. Couchman, age 43, currently also serves as Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of Xstelos Holdings, Inc., (OTCQB: XTLS) and has served in such capacity since January 23, 2012.  Previously, Mr. Couchman served as Chairman of the Board, beginning in February 2006, President and Chief Executive Officer, beginning in January 2009, and Chief Financial Officer, beginning August 2009, of Footstar, Inc. until January 2012.  Mr. Couchman also previously served as a director of Golf Trust of America, now known as Pernix Therapeutics.  He is the Managing Member of Couchman Capital LLC, the general partner and investment manager of Couchman Investments LP, a private investment partnership established in 2001 and the investment manager of Couchman International Ltd., a private partnership established in 2001. He holds a Bachelor of Science in Finance from the California State University at Chico.

Effective at 11:59 pm Eastern time on January 22, 2013, the Company entered into an employment agreement with Mr. Couchman.  Mr. Couchman’s employment agreement provides for an initial term of one year subject to automatic one year renewals unless either party provides at least 90 days written notice to the other party that such automatic renewal will not occur.  Mr. Couchman’s employment agreement provides for the payment of a salary at the annual rate of $1.  Mr. Couchman will be eligible to participate in the Company’s employee and insurance programs generally made available to the Company’s executive employees in accordance with and subject to the terms set forth therein.  Among other things, the employment agreement provides for Mr. Couchman to consider the acquisition of revenue or income producing assets, as well as related financings with respect thereto.

(e)           In connection with the Dividend (as described below), based on the recommendation of the Compensation Committee, the Company entered into an Executive Severance and Consulting Agreement with Andrea Kendell, the Company’s Chief Financial Officer, dated January 22, 2013, in order to incentivize her to continue her services with the Company following the Dividend and the Board approved modifications of certain equity awards held by Ms. Kendell, the material terms of which are summarized below.  A copy of Ms. Kendell’s agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Treatment of Equity Awards

Restricted Stock Units: The following restricted stock units (“RSUs”) vested effective as of January 22, 2013:

•	20,000 RSUs granted on July 2, 2012 scheduled to vest on November 1, 2013; and

•	4,310 RSUs granted on September 24, 2010 scheduled to vest as to 2,155 shares on each of September 25, 2013 and September 25, 2014.

Stock Options: The stock options set forth below shall convert into RSUs two (2) business day prior to the Record Date (as defined below) into such number of RSUs that equals the quotient of (A) the aggregate intrinsic value (as defined below) of such options divided by (B) the Fair Market Value (as defined in the 2009 Plan) of the Common Stock on the date of issuance of the RSUs, which RSUs shall vest effective on the opening of business on the business day prior to the Record Date.  For each option the intrinsic value per share shall be calculated by subtracting the exercise price of such option from the estimated special cash dividend per share (provided that if the exercise price of such option is greater than such amount, then the intrinsic value of such option shall be $0).

•	60,000 options with an exercise price of $2.65 per share granted on July 2, 2012 which vest quarterly as to 10,000 shares through November 1, 2013; and

•	80,000 of the 160,000 options granted on September 22, 2011 with an exercise price of $2.75 per share, 40,000 of which are vested and 40,000 of which vest on September 22, 2013.

Severance and Post-Dividend Compensation

In consideration of Ms. Kendell’s continued service to the Company following the Dividend, the following compensation arrangements with Ms. Kendell were approved:

•	Ms. Kendell will continue as the Company’s Chief Financial Officer on a full time basis compensated at an annual base salary of $280,000 through February 28, 2013 (the “Employment Term”).

•
If Ms. Kendell’s employment is terminated by the Company without cause prior to the expiration of the Employment Term or if Ms. Kendell is then still employed she will be terminated as of the end of the Employment Term and she will receive conditioned upon her execution of a release of claims:

o
The payments and benefits currently due to her under her Executive Severance and Change in Control Agreement, dated September 22, 2011, in connection with a termination without “Cause” (as defined therein); and

o	The retention bonus payable to her under her Retention Bonus Agreement, entered into effective July 2, 2012.

•	From March 1, 2013 through June 30, 2013, Ms. Kendell will be engaged as a consultant to the Company on a regular basis at a rate of $14,000 per month.

•	Beginning July 1, 2013, Ms. Kendell may be engaged as a consultant to the Company on an as-needed hourly basis at a rate of $175 per hour.

Item 8.01                      Other Events.

On January 22, 2013, the Board declared a special cash distribution to shareholders in the amount of $2.86 per share (the “Dividend”).  The Dividend will be paid to shareholders of record at the close of business on Monday, February 4, 2013 (the “Record Date”).  The Dividend is expected to be paid on Friday, February 15, 2013, and the Common Stock is expected to trade ex-dividend commencing on Tuesday, February 19, 2013.

Also on January 22, 2013, the Board unanimously determined to cancel the special meeting of its shareholders that had been scheduled for January 23, 2013 at which the Company had been intending to seek approval by the shareholders of a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”).

A copy of the press release announcing the declaration of the special dividend, the cancellation of the special meeting of the shareholders, the abandonment of the proposed Plan of Dissolution, the appointment of Mr. Couchman as a Class II director and as President and Chief Executive Officer and the resignation of the remaining members of the Board is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Severance and Consulting Agreement by and between Myrexis, Inc. and Andrea Kendell, dated January 22, 2013.

99.1	Press Release dated January 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2013	MYREXIS, INC.

	By:	/s/ Jonathan M. Couchman
		Name:	Jonathan M. Couchman
		Title:	Chairman, President and Chief Executive Officer